VOLKSWAGEN AUTO LEASE TRUST 2002-A SERVICER CERTIFICATE For the collection period ended February 2003	PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				3/18/2003
2	Payment Date				3/20/2003
3	Collection Period			2/2/2003	3/1/2003	28
4	Monthly Interest Period- Actual			2/20/2003	3/19/2003	28
5	Monthly Interest — Scheduled					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	240,000,000.00	129,704,790.10	27,856,518.23	101,848,271.87	0.4243678
7	Class A-2 Notes	405,000,000.00	405,000,000.00	—	405,000,000.00	1.0000000
8	Class A-3 Notes	545,000,000.00	545,000,000.00	—	545,000,000.00	1.0000000
9	Class A-4 Notes	310,000,000.00	310,000,000.00	—	310,000,000.00	1.0000000
10	Certificates	130,434,783.00	130,434,783.00	—	130,434,783.00	1.0000000

11	Equals: Total Securities	$1,630,434,783.00	$1,520,139,573.10	$27,856,518.23	$1,492,283,054.87

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

12	Class A-1 Notes	1.3850%	139,720.88	1.0772222	27,996,239.12	215.8458380
13	Class A-2 Notes	1.7700%	597,375.00	1.4750000	597,375.00	1.4750000
14	Class A-3 Notes	2.3600%	1,071,833.33	1.9666667	1,071,833.33	1.9666667
15	Class A-4 Notes	2.7500%	710,416.67	2.2916667	710,416.67	2.2916667

	Equals: Total Securities		2,519,345.88	6.8105556	30,375,864.12	221.5791714

C.	COLLECTIONS AND AVAILABLE FUNDS

16	Lease Payments Received					25,288,537.93
17	Sales Proceeds - Early Terminations					10,551,502.01
18	Sales Proceeds - Scheduled Terminations					327,339.13
19	Security Deposits for Terminated Accounts					45,300.00
20	Excess Wear and Tear Received					—
21	Excess Mileage Charges Received					—
22	Other Recoveries Received					—

23	Subtotal: Total Collections					36,212,679.07

24	Repurchase Payments					—
25	Postmaturity Term Extension					—
26	Investment Earnings on Collection Account					—
27	Total Available Funds, prior to Servicer Advances					36,212,679.07

28	Servicer Advance					—

29	Total Available Funds					36,212,679.07

D.	DISTRIBUTIONS

30	Payment Date Advance Reimbursement (Item 71)					—
31	Servicing Fee:
32	Servicing Fee Shortfall from Prior Periods					—
33	Servicing Fee Due in Current Period					1,266,782.98
34	Servicing Fee Shortfall					—
35	Administration Fee
36	Administration Fee Shortfall from Prior Periods					—
37	Administration Fee Due in Current Period					5,000.00
38	Administration Fee Shortfall					—
39	Interest Paid to Noteholders					2,519,345.88
40	Subtotal: Remaining Available Funds				32,421,550.21
41	Principal Distribution Amount (Item 59)				27,856,518.23
42	Principal Paid to Noteholders (lesser of Item 40 and Item 41)					27,856,518.23
43	Amount Paid to Reserve Account to Reach Specified Balance					4,565,031.98
44	Other Amounts paid to Trustees					—

45	Remaining Available Funds					—

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICING REPORT
For the collection period ended February 2003	PAGE 2

E.	CALCULATIONS

46	Calculation Of Principal Distribution Amount: (Sum of)
47	a) Targeted Principal Distributable Amount:
48	For Current Units: Change in Securitization Value	17,231,172.53
49	For Current Units: Change in Securitization Value for Advanced Payments	—
50	For All Terminated Units: Securitization Value (Beg. of Collection Period)	10,625,345.71
51	For Repurchases: Securitization Value (Beg. Of Collection Period)	—
52	b) Principal Carryover Shortfall from Preceding Payment Date	—
53	c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date	—

54	Principal Distribution Amount before Reserve Account Draw Amount	27,856,518.23

55	Remaining Available Funds (Item 40)	32,421,550.21
56	Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)	—
57	Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)	—
58	Principal Carryover Shortfall (If Item 56 > Item 57 less Item 57, else 0)	—

59	Principal Distribution Amount (If Item 56 > 0, Item 57 Plus Item 55, Else Item 54)	27,856,518.23

60	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 27)	36,212,679.07
62	Less: Payment Date Advance Reimbursement (Item 71)	—
63	Less: Servicing Fees Paid (Items 32, 33 and 34)	1,266,782.98
64	Less: Administration Fees Paid (Items 36, 37 and 38)	5,000.00
65	Less: Interest Paid to Noteholders (Item 39)	2,519,345.88

66	Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)	32,421,550.21
67	Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)	N/A

68	Servicer Advance (If Item 66 < Item 54, Lesser of Item 66 and Item 67, else 0)	—

69	Reconciliation of Servicer Advance:
70	Beginning Balance of Servicer Advance	—
71	Payment Date Advance Reimbursement	—
72	Additional Payment Advances for current period	—

73	Ending Balance of Payment Advance	—

F.	RESERVE ACCOUNT

74	Reserve Account Balances:
75	Specified Reserve Account Balance ($57,065,217.39 if after Oct. 2004 and Item 96 < 1.5%, else $64,217,391.30)	64,217,391.30
76	Initial Reserve Account Balance	24,456,521.74
77	Beginning Reserve Account Balance	53,653,384.51
78	Plus: Net Investment Income for the Collection Period	44,343.31

79	Subtotal: Reserve Fund Available for Distribution	53,697,727.82
80	Plus: Deposit of Excess Available Funds (Item 43)	4,565,031.98
81	Less: Reserve Account Draw Amount (Item 57)	—

82	Subtotal Reserve Account Balance	58,262,759.80
83	Less: Excess Reserve Account Funds to Transferor (If Item 82 > Item 75)	—

84	Equals: Ending Reserve Account Balance	58,262,759.80

85	Change in Reserve Account Balance from Immediately Preceding Payment Date	4,609,375.29

86	Current Period Net Residual Losses:	Units	Amounts
87	Aggregate Securitization Value for Scheduled Terminated Units	17	328,361.24
88	Less: Aggregate Sales Proceeds for Scheduled Terminated Units		(327,339.13)
89	Less: Excess Wear and Tear Received		—
90	Less: Excess Mileage Received		—

91	Current Period Net Residual Losses/(Gains)	17	1,022.11

92	Cumulative Net Residual Losses:
93	Beginning Cumulative Net Residual Losses	16	(121.51)
94	Current Period Net Residual Losses (Item 91)	17	1,022.11

95	Ending Cumulative Net Residual Losses	33	900.60

96	Cumulative Net Residual Losses/(Gains) as a % of Aggregate Initial Securitization Value		0.00%

Volkswagen Auto Lease Trust 2002-A MONTHLY SERVICING REPORT For the collection period ended February 2003	PAGE 3

G.	POOL STATISTICS

97	Collateral Pool Balance Data		Initial	Current

98	Initial Aggregate Securitization Value		1,630,434,784	1,492,283,056
99	Number of Current Contracts		80,341	77,959
100	Weighted Average Lease Rate		6.50%	6.51%
101	Average Remaining Term		29.38	24.45
102	Average Original Term		42.19	42.19
		Units	Book Amount	Securitization Value

103	Pool Balance — Beginning of Period	78,523	1,573,194,734	1,520,139,574
104	Depreciation/Payments		(19,431,061)	(17,231,173)
105	Early Terminations	(564)	(11,136,798)	(10,625,346)
106	Scheduled Terminations	—	—	—
107	Repurchase/Reallocation	—	—	—

108	Pool Balance — End of Period	77,959	1,542,626,874	1,492,283,056

109	Delinquencies Aging Profile — End of Period	Units	Securitization Value	Percentage

110	Current	77,352	1,480,254,375	99.19%
111	31 — 90 Days Delinquent	531	10,473,294	0.70%
112	90+ Days Delinquent	76	1,555,388	0.10%

113	Total	77,959	1,492,283,056	100.00%